EXHIBIT 10.14

PATENT RIGHTS AGREEMENT

This PATENT RIGHTS AGREEMENT (this “Agreement”) is entered into, as of the Effective Date (defined below), by and among Digimarc Corporation, an Oregon corporation, with an address at 9405 SW Gemini Drive, Beaverton, OR 97008 (“Licensor”), and IV Digital Multimedia Inventions, LLC, a Delaware limited liability company, with an address at 2711 Centerville Road, Suite 400, Wilmington, DE 19808 (“Licensee”). The parties hereby agree as follows:

1.	Background

1.1 Licensor and Licensee have entered into a patent license agreement, which is dated of even date herewith (“Patent License Agreement”), pursuant to which Licensor has agreed, subject to the terms of the Patent License Agreement, to license exclusively to Licensee certain patents.

1.2 Licensor and Licensee desire to provide one another with additional rights with respect to the Licensed Patents, all as further described below. This Agreement will be of no force or effect unless the Closing has occurred under the Patent License Agreement.

2.	Certain Definitions

“Acquisition Transaction” has the meaning set forth in subsection 3.3.

“Effective Date” means the later of the date set forth on the signature page of this Agreement or the date of the simultaneous Closings under the Patent License Agreement and the other Transaction Agreements.

“Licensed Patents” means Patents licensed to Licensee under the Patent License Agreement.

“Litigation Notice” means a written notice from Licensee to Licensor specifying a Patent with respect to which Licensee, at the time of such notice, believes there is a possibility of commencement of litigation against a third party within a reasonable time following the date of such notice.

“Option” has the meaning set forth in subsection 3.1.

“Option Notice” has the meaning set forth in subsection 3.2.

“Optioned Patents” means the Licensed Patents for which Licensee has exercised the Option.

“Option Price” has the meaning set forth in subsection 3.1.

“Patent License Agreement” has the meaning set forth in subsection 1.1.

“Put Patents” means the Licensed Patents for which Licensor has exercised the Put Right.

“Put Notice” has the meaning set forth in subsection 4.2(b).

“Put Price” has the meaning set forth in subsection 4.1.

“Put Right” has the meaning set forth in subsection 4.1.

“Security Interest” has the meaning set forth in subsection 5.1.

In addition, the terms “Closing”, “Existing Encumbrances”, “Patents”, “Profit Participation” and “Transaction Agreements”, as well as any other capitalized terms defined in the Patent License Agreement and not defined herein, shall have the meanings assigned to such terms in the Patent License Agreement.

3.	Option

3.1 Grant of Option. Licensor hereby grants Licensee an exclusive option (the “Option”) to purchase the entire right, title and interest to all or any number of patents and/or patent applications identified as Licensed Patents, subject to: (i) the rights previously granted to Licensee under the Patent License Agreement and (ii) the licenses set forth in Schedule 7.5 of the Patent License Agreement and the Grant Back License Agreement, for a purchase price of One Thousand U.S. Dollars (US $1,000) (the “Option Price”) for each patent or patent application, subject to and in accordance with the terms and conditions set forth in this Section 3.

3.2 Exercise of Option. The Option may be exercised by Licensee sending to Licensor a written notice of exercise (the “Option Notice”). The Option Notice will include an identification of the particular patents and/or patent applications for which the Option is being exercised. Within twenty (20) business days following receipt of an Option Notice, the Licensor will enter into a Patent Purchase Agreement with Licensee for the relevant Optioned Patents in the form agreed by the parties pursuant to subsection 3.6 below.

The closing of each purchase of Optioned Patents shall be conditioned upon payment in full of the Option Price to Licensor for such Optioned Patents.

The assignment to Licensee of any Optioned Patents pursuant to this Section 3 will not affect Licensor’s rights to receive Profit Participation with respect to such Optioned Patents, which rights shall continue in accordance with the terms of the Patent License Agreement.

3.3 Notice and Opportunity to Exercise in Event of Acquisition of Licensor. Licensor hereby agrees that, in the event it enters into a definitive agreement providing for a merger of Licensor with or into any third party, a tender offer for, or the purchase of, a majority of the outstanding shares of stock of Licensor, the purchase of all or substantially all of the assets of Licensor, or any similar transaction (an “Acquisition Transaction”), (a) Licensor will provide written notice to Licensee of such event at least forty-five (45) days prior to the closing of such Acquisition Transaction other than an Acquisition Transfer involving a tender offer, and twenty (20) business days prior to the closing of an Acquisition Transaction involving a tender offer, and (b) Licensee shall have thirty (30) days following receipt of such notice to elect whether or not to deliver an Option Notice, and if Licensee delivers an Option Notice during such time period, Licensor and Licensee will enter into a Patent Purchase Agreement, in the form agreed by the parties pursuant to subsection 3.6 below, with respect to the Optioned Patents referenced in the Option Notice and will close such purchase transaction, prior to the closing of such Acquisition Transaction.

3.4 No Obligation to Exercise. Licensee is under no obligation to exercise the Option. Licensee may exercise the Option for one or any number of Licensed Patents. The Option may be exercised by Licensee an unlimited number of times, and Licensee may, in its sole discretion and at any time, exercise, terminate (subject to subsection 3.5), or refuse to take any action with respect to the Option.

3.5 Termination of Option. Other than termination of this Agreement under subsection 8.4, the Option will terminate only upon written notice of termination from the Licensee, and will not terminate or expire for any other reason.

3.6 Form of Patent Purchase Agreement. Within twenty (20) days following the Effective Date, the parties will negotiate in good faith and agree to a form of Patent Purchase Agreement that (a) is consistent with Licensee’s standard form agreement for acquisition of patents and patent applications, and (b) reflects the applicable terms and conditions from the Patent License Agreement.

4.	Put Right

4.1 Grant of Put Right. Licensee hereby grants Licensor the right to put to the Licensee the entire right, title and interest to all or any number of patents within the Licensed Patents (the “Put Right”), subject to: (i) the rights previously granted to Licensee under the Patent License Agreement and (ii) the licenses specifically set forth in Schedule 7.5 of the Patent License Agreement and the Grant Back License Agreement, for a sale price to Licensee of One Thousand U.S. Dollars (US $1,000) (the “Put Price”) for each patent, subject to and in accordance with the terms and conditions set forth in this Section 4.

4.2 Exercise of Put Right.

(a) Exercise of Put Right. Licensor may exercise the Put Right only (i) following receipt by Licensor of a Litigation Notice from Licensee, (ii) in the event that Licensor receives a written notice from one of its customers (including existing patent licensees of Licensor) that Licensee has produced claim charts for particular Licensed Patents with respect to products or services of the customer, or (iii) in the event that Licensor learns that it has been named by a third party as a party in a declaratory judgment involving any of the Licensed Patents as a direct result of Licensee’s threatened or actual commencement of any action or proceeding against such third party for infringement of the Licensed Patents.

Notwithstanding anything to the contrary herein, in no event may Licensor exercise the Put Right with respect to any Licensed Patents that are involved in any threatened or actual action or proceeding other than either an action or proceeding that is commenced by Licensee or an action or proceeding that directly relates to an action or proceeding threatened or commenced by Licensee with respect to infringement of the Licensed Patents.

Any exercise of the Put Right will be limited to the particular Licensed Patents that are relevant to the applicable event described in (i), (ii) or (iii) above.

(b) Put Notice. Licensor may exercise the Put Right pursuant to the foregoing subsection 4.2(a) only by sending written notice of such exercise to Licensee (the “Put Notice”). The Put Notice will include identification of the particular patent or patents for which the Put Right is being exercised and a description of the applicable event giving rise to Licensor’s right to exercise the Put Right pursuant to subsection 4.2(a). The Put Notice must be received by Licensee no more than thirty (30) days following the date of the applicable event giving rise to Licensor’s right to exercise the Put Right. Within twenty (20) business days following Licensee’s receipt of a Put Notice, Licensor and Licensee will enter into a Patent Purchase Agreement for Licensed Patents in the form agreed by the parties pursuant to subsection 3.6 for the relevant Put Patents.

Licensee shall pay the Put Price to Licensor for the relevant Put Patents within ten (10) business days of the effective date of the Patent Purchase Agreement.

The assignment to Licensee of any patents pursuant to this Section 4 will not affect Licensor’s right to Profit Participation with respect to such patents, which right shall continue in accordance with the terms of the Patent License Agreement.

4.3 No Obligation to Exercise. Licensor is under no obligation to exercise the Put Right. Licensor may exercise the Put Right for one or any number of patents, subject to the limitations set forth in subsection 4.2(a). The Put Right may be exercised by Licensor an unlimited number of times, subject to the limitations set forth in subsection 4.2(a), and Licensor may, in its sole discretion and at any time, terminate or refuse to take any action with respect to the Put Right.

4.4 Termination of Put Right. Other than termination of this Agreement under subsection 8.4, the Put Right will terminate only upon written notice of termination from Licensor, and the Put Right will not terminate or expire for any other reason.

5.	Security Interest in Each Licensed Patent

5.1 Security Interest. Subject to the terms of the Patent License Agreement, and subject to the Existing Encumbrances, in order to secure Licensor’s current and future obligations under the Patent License Agreement, under this Agreement (including, without limitation, Licensor’s obligation to assign to Licensee all right, title and interest to the Option Patents following exercise of the Option in accordance with the terms of Section 3), and under the escrow agreement that the parties will enter into pursuant to subsection 6.3 below, Licensor hereby grants Licensee, from and after the date of Closing under the Patent License Agreement, a first priority security interest (each a “Security Interest”) in and to all Licensor’s right, title, and interest in, to and under all of the following, whether now or hereafter existing, or now owned or hereafter acquired:

(a) each of the Licensed Patents;

(b) rights to apply in any or all countries of the world for patents, certificates of invention, utility models, industrial design protections, design patent protections, or other governmental grants or issuances of any type relating to any the Licensed Patents and the inventions and discoveries therein;

(c) all causes of action (whether known or unknown or whether currently pending, filed, or otherwise) and other enforcement rights under, or on account of the Licensed Patents, including, without limitation, all causes of action and other enforcement rights for (i) damages, (ii) injunctive relief, and (iii) any other remedies of any kind, in each case for past, current, and future infringement; and

(d) rights to collect royalties or other payments under or on account of any of the Licensed Patents or any of the foregoing.

Notwithstanding anything to the contrary herein, the parties acknowledge and agree that Licensor will retain the right (and obligation) to collect any payments that are or become due or owing to Licensor as a result of payment obligations under any of the Existing Encumbrances.

5.2 Authorization to File. Licensor hereby irrevocably (so long as this Agreement remains in effect) authorizes Licensee at any time, and from time to time, to file with the U.S. Patent and Trademark Office or in any other relevant governmental office or jurisdiction, for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the applicable Security Interest, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose, with or without signature of Licensor.

5.3 Further Cooperation. At the reasonable request of Licensee, and provided that Licensee will be responsible for payment of any related filing fees, Licensor will execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the transactions contemplated in this Section 5, including, without limitation, execution, acknowledgment and recordation of other such papers, and using reasonable efforts to obtain the same from the respective inventors, as necessary or desirable for fully perfecting and maintaining for Licensee the benefit of the Security Interest for each applicable Licensed Patent.

5.4 Termination. Upon termination of this Agreement in accordance with subsection 8.4, the security interest granted hereunder shall terminate.

6.	Licensor Obligation.

6.1 No Transfer or Encumbrance of Licensed Patents. Licensor covenants and agrees that it will not:

(a) sell, assign, pledge, hypothecate or otherwise transfer any or all of the Licensed Patents or any rights relating thereto, other than assignments to Licensee as contemplated under Sections 3 and 4 above; or

(b) place on any or all of the Licensed Patents, or grant with respect to any or all of the Licensed Patents, any lien, security interest, adverse claim of title, ownership or right to use, license, covenant not to sue, claim or other encumbrance except (i) the Security Interest granted to the Licensee under Section 5 above, and (ii) the rights granted pursuant to subsection 2.4 of the Work Agreement to be entered into between Licensor and Licensee.

6.2 Notice of Licensor Liabilities. In the event that, after the Effective Date, Licensor takes on (or becomes aware of) any indebtedness or financial liabilities or obligations (actual or contingent, but excluding trade payables incurred in the ordinary course of business) representing (either individually or in the aggregate) an obligation in excess of $1,000,000, Licensor will provide Licensee with written notice thereof within five (5) business days following the date of Licensor’s taking on (or becoming aware of) such indebtedness, liabilities or obligations. In addition, in the event that Licensor defaults, or becomes aware of any facts or circumstances that cause Licensor to become reasonably likely to default, on any of such indebtedness or other obligations of Licensor, Licensor will provide Licensee with written notice thereof as soon as practicable, but in no event more than five (5) business days following Licensor’s default or Licensor’s becoming aware of the facts or circumstances that cause Licensor to become reasonably likely to default, as applicable.

6.3 Escrow Agreement. Within twenty (20) days following the Effective Date, the parties will enter into an escrow agreement with an escrow agent to be mutually agreed upon between the parties, and Licensor will deliver to the escrow agent (a) irrevocable powers of attorney in favor of the escrow agent and/or irrevocable fully executed assignment documents (in a form approved by Licensee), as agreed upon by the escrow agent, which documents will be sufficient to assign to Licensee all right, title and interest to the Option Patents following any exercise of the Option, at any time, in accordance with the terms of Section 3, and (b) such other executed documents, files or other items as may be reasonably requested by the escrow agent or Licensee to facilitate any such assignment pursuant to Section 3.

6.4 License to Certain Additional Patents. Within twenty (20) days following the Effective Date, the parties will negotiate in good faith and agree to a form of Nonexclusive License Agreement that is derived from the draft previously provided by Licensor to Licensee (with opportunity for Licensee to provide comments on such draft), and which shall apply with respect to the additional patents and patent rights specified in such draft.

7.	Representations and Warranties; Disclaimer; Limitation of Liability; Exclusions of Certain Damages

7.1 Representations, Warranties and Covenants of Licensor. Each of the representations, warranties and covenants of Licensor in the Patent License Agreement that, by its express terms (e.g. apply to the “Transaction Agreements”) apply to this Agreement, are hereby incorporated by reference into and made a part of this Agreement and are hereby made and given by Licensor.

7.2 Representations, Warranties and Covenants of Licensee. Each of the representations, warranties and covenants of Licensee in the Patent License Agreement that, by its express terms (e.g. apply to the “Transaction Agreements”) apply to this Agreement, are hereby incorporated by reference into and made a part of this Agreement and are hereby made and given by Licensee.

7.3 Disclaimer of Representations and Warranties. EXCEPT AS SET FORTH IN SUBSECTIONS 7.1 AND 7.2 ABOVE, NO PARTY MAKES ANY REPRESENTATION OR WARRANTY, AND EACH PARTY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, INCLUDING WITHOUT LIMITATION ANY EXERCISE OF THE PUT RIGHT SET FORTH IN SECTION 4 FOLLOWING

LICENSEE’S PROVIDING A LITIGATION NOTICE TO LICENSOR, LICENSEE WILL HAVE NO OBLIGATION TO COMMENCE OR CONTINUE ANY LITIGATION WITH RESPECT TO ANY LICENSED PATENTS.

7.4 Exclusion of Certain Damages. NO PARTY WILL HAVE ANY OBLIGATION OR LIABILITY (WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED), REPRESENTATION, STRICT LIABILITY OR PRODUCT LIABILITY), FOR COVER OR FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL, MULTIPLIED, PUNITIVE, SPECIAL, OR EXEMPLARY DAMAGES FOR LOSS OF REVENUE, PROFIT (EXCEPT TO THE EXTENT PROFIT BECOMES DUE AND PAYABLE IN ACCORDANCE WITH SUBSECTION 2.2 OF THE PATENT LICENSE AGREEMENT), SAVINGS OR BUSINESS ARISING FROM OR OTHERWISE RELATED TO THIS AGREEMENT, EVEN IF A PARTY OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES ACKNOWLEDGE THAT THESE EXCLUSIONS OF SUCH POTENTIAL DAMAGES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

7.5 Compliance with Laws. Notwithstanding anything contained in this Agreement to the contrary, the obligations of the parties with respect to the consummation of the transactions contemplated by this Agreement shall be subject to all laws, present and future, of any government having jurisdiction over the parties and this transaction, and to orders, regulations, directions or requests of any such government.

8.	Miscellaneous

8.1 Confidentiality. This Agreement shall be subject to the confidentiality and related obligations of subsection 11.1 of the Patent License Agreement, which provision is hereby incorporated by reference and made a part of this Agreement.

8.2 Relationship of Parties. The parties hereto are independent contractors. Nothing in this Agreement will be construed to create a partnership, joint venture, franchise, fiduciary, employment or agency relationship between the parties. Neither party has any express or implied authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party.

8.3 Assignment; Successors. This Agreement can only be assigned by Licensor or Licensee in conjunction with the assignment of the Patent License Agreement by such party in accordance with subsection 11.3 of such Patent License Agreement. Subject to the preceding sentence, the terms and conditions of this Agreement will inure to the benefit of Licensor and Licensee, and their respective successors, assigns and other legal representatives, and will be binding upon Licensor and Licensee, and their respective successors, assigns, and other legal representatives.

8.4 Termination. The term of this Agreement will commence on the Effective Date and will continue for each Licensed Patent unless and until expiration or termination of the Patent License Agreement in accordance with subsection 11.4 of the Patent License Agreement.

8.5 Survival/Effect of Termination. No termination of this Agreement will relieve a breaching party of its obligations arising prior to such termination.

In the event of termination of this Agreement, subsection 11.5 of the Patent License Agreement shall apply.

8.6 Governing Law. Any claim arising under or relating to this Agreement will be governed by the laws of the State of Delaware, without regard to choice of law principles to the contrary.

8.7 Dispute Resolution. This Agreement shall be subject to subsection 11.9 of the Patent License Agreement, which dispute resolution provisions are hereby incorporated by reference into, and made a part of, this Agreement.

8.8 Notices. All notices required or permitted to be given hereunder will be in writing, will make reference to this Agreement and will be delivered by hand, or dispatched by prepaid air courier to the addresses set forth on the initial page of this Agreement. Such notices will be deemed given when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Either party may give written notice of a change of address to the other. After notice of such change has been received, any notice or request will thereafter be given to such party at such changed address.

8.9 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then the remainder of this Agreement will have full force and effect, and the invalid provision will be modified, or partially enforced, to the maximum extent permitted to effectuate the original objective.

8.10 Waiver. Failure by either party to enforce any term of this Agreement will not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the parties.

8.11 Miscellaneous. This Agreement, together with the other Transaction Agreements, constitute the entire agreement between the parties with respect to the subject matter hereof and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions. None of the parties will be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided in this Agreement or the other Transaction Agreements.

The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. This Agreement is not intended to confer any right or benefit on any third party (including, but not limited to, any employee or beneficiary of any party), and no action may be commenced or prosecuted against a party by any third party claiming as a third-party beneficiary of this Agreement or any of the transactions contemplated by this Agreement.

No oral explanation or oral information by either party hereto will alter the meaning or interpretation of this Agreement. No amendments or modifications will be effective unless in writing signed by authorized representatives of each party. The terms and conditions of this Agreement will prevail notwithstanding any different, conflicting or additional terms and conditions that may appear on any letter, email or other communication or other writing not expressly incorporated into this Agreement.

8.12 Counterparts; Electronic Signature. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. Each party will execute and promptly deliver to the other parties a copy of this Agreement bearing the original signature. Prior to such delivery, in order to expedite the process of entering into this Agreement, the parties acknowledge that a Transmitted Copy of this Agreement will be deemed an original document. “Transmitted Copy” means a copy bearing a signature of a party that is reproduced or transmitted via email of a .pdf file, photocopy, facsimile, or other process of complete and accurate reproduction and transmission.

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In witness whereof, intending to be legally bound, the parties have executed this Patent Rights Agreement as of the Effective Date.

LICENSOR:

DIGIMARC CORPORATION

By:	/s/ Bruce Davis
Bruce Davis
Chairman and Chief Executive Officer

State of OREGON

County of:

Signed or attested before me on October 5, 2010 by

Bruce Davis

Notary Public – State of Oregon
My Commission expires:

LICENSEE:

IV DIGITAL MULTIMEDIA INVENTIONS, LLC

By:	/s/ Vincent Pluvinage
Vincent Pluvinage,
Authorized Person

Date:	October 5, 2010

[Signature Page to Patent Rights Agreement]